                                                       Exhibit 24

POWER OF ATTORNEY

WHEREAS, Halliburton Company, a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-8 for the 2008 Halliburton Elective Deferral Plan with such amendment or amendments thereto, whether pre-effective or post-effective, in each case as may be necessary or appropriate, together with any and all exhibits and other documents having relation to said Registration Statement (collectively, the "Registration Statement");

NOW, THEREFORE, each of the undersigned, in his or her capacity as a director of Company, does hereby appoint Albert O. Cornelison, Jr. and Sherry D. Williams, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with power to act and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in his or her capacity as a director of the Company, the Registration Statement and all instruments necessary or incidental in connection therewith, with such amendment or amendments thereto in each case as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate, together with any and all exhibits and other documents relating thereto as said attorneys-in-fact and agents or any of them shall deem necessary or appropriate or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done to the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, each of the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and agents or any of them or their substitutes.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on this 16th day of September 2009.

SIGNATURE
/s/ Alan M. Bennett Alan M. Bennett	/s/James T. Hackett James T. Hackett

/s/ James R. Boyd James R. Boyd	/s/ Robert A. Malone Robert A. Malone

/s/ Milton Carroll Milton Carroll	/s/ J. Landis Martin J. Landis Martin

/s/ Nance K. Dicciani Nance K. Dicciani	/s/ Jay A. Precourt Jay A. Precourt

/s/ S. Malcolm Gillis S. Malcolm Gillis	/s/ Debra L. Reed Debra L. Reed